EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WGLE Entertainment Holdings, Inc.
963 Helmsley Court, Unit 107
Lake Mary, Florida 32746

     As the Registrant's former independent registered public accounting firm, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Registrant's ability to continue as a going concern, dated April 14, 2005, relating to the consolidated financial statements of the Registrant (formerly known as "The World Golf League, Inc.") and to the reference to our Firm under the caption "Experts" appearing in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8.

                        /s/ Ham, Langston & Brezina, LLP
                            ------------------------------------
                            HAM, LANGSTON & BREZINA, LLP
                            Houston, Texas
                            October 4, 2006

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